Exhibit 23.2

J&S ASSOCIATE PLT
202206000037 (LLP0033395-LCA) & AF002380
(Registered with PCAOB and MIA)	Tel: +603-4813 9469
B-11-14, Megan Avenue II	Email : info@jns-associate.com
12, Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Website : jns-associate.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion by reference in this Registration Statement on Form F-1, Best Effort Offering, of NewGenIvf Group Limited (the “Company”), of our report dated May 20, 2025 with respect to our audits of the consolidated financial statements of the Company as of December 31, 2024 and December 31, 2023 respectively, and for the years ended then. which is referenced in such Registration Statement Amendment No. 2 on F-1 filed then. We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ J&S Associate PLT

Certified Public Accountants

PCAOB Number: 6743

We have served as the Company’s auditor since 2024.

Kuala Lumpur, Malaysia

September 18, 2025